SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                                 EXACTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                                 EXACTECH, INC.
--------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                 EXACTECH, INC.
                              2320 N.W. 66th Court
                           Gainesville, Florida 32653

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 20, 2001

                               -------------------



To the Shareholders of
  EXACTECH, INC.:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Exactech, Inc., a Florida corporation (the "Company"), will be held at the Company's headquarters, 2320 N.W. 66th Court, Gainesville, Florida, on Friday, April 20, 2001, at 9:00 a.m., local time, for the following purposes:

         (1) To elect six members to the Company's Board of Directors to hold office until the Company's 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To ratify the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001;

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on March 19, 2001 are entitled to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors



                                            BETTY PETTY
                                            Secretary


Gainesville, Florida
March 20, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                 EXACTECH, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Exactech, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 2001 Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 2320 N.W. 66th Court, Gainesville, Florida, on Friday, April 20, 2001, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 20, 2001. Shareholders should review the information provided herein in conjunction with the Company's 2000 Annual Report, which accompanies this Proxy Statement. The Company's principal executive offices are located at 2320 N.W. 66th Court, Gainesville, Florida 32653, and its telephone number is (352) 377-1140.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of six members to the Company's Board of Directors to serve until the Company's 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) Ratification of the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001;

         (3) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the six nominees for director named below and (b) FOR the ratification of the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made. The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on March 19, 2001 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of March 8, 2001, there were 5,140,984 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectior(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Pursuant to Florida law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, but are not counted as votes cast "for" or "against" any matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

         A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 2320 N.W. 66th Court, Gainesville, Florida 32653, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any shareholder.

                               SECURITY OWNERSHIP

         The following table sets forth, as of February 23, 2001, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as defined in "Executive Compensation") and (iv) all directors and executive officers of the Company as a group:

                  Name and Address of                       Amount and Nature of       Percentage of Outstanding
                  Beneficial Owner(1)                    Beneficial Ownership(2)(3)         Shares Owned(2)
---------------------------------------------------- -------------------------------- ---------------------------
William Petty, M.D..................................             2,083,959(4)                     38.1%
Betty Petty.........................................             2,083,959(4)                     38.1%
Timothy J. Seese....................................               141,434(5)                      2.6%
Gary J. Miller, Ph.D................................               331,717(6)                      6.1%
Marc J. Olarsch.....................................                39,864(7)                       *
David W. Petty......................................                40,174(8)                       *
Albert H. Burstein, Ph.D............................                14,000(9)                       *
R. Wynn Kearney, Jr., M.D...........................               235,930(10)                     4.3%
Paul Metts..........................................                 7,700(11)                      *
Prima Investments, Limited Partnership..............             1,999,499                        36.6%
Millerworks, Limited Partnership....................               270,597                         4.9%
All directors and executive officers as a group
   (10 persons).....................................             2,926,825(12)                    53.5%

------------------------------
 *   Less than 1%.
(1) Unless otherwise indicated, the address of each beneficial owner is Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.
(3) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(4) Includes 1,999,499 shares of Common Stock held by Prima Investments, Limited Partnership, a Nevada limited partnership (the "Petty Partnership"). Petty Investments, Inc., a Nevada corporation wholly-owned by Dr. and Mrs. Petty, is the general partner of Petty Partnership. Dr. and Mrs. Petty along with their children hold limited partnership interests in Petty Partnership. Also includes (i) 42,260 shares of Common Stock issuable upon the exercise of options granted to William Petty and (ii) 42,200 shares of Common Stock issuable upon the exercise of options granted to Betty Petty which are currently exercisable.
(5) Includes 53,150 shares of Common Stock issuable upon the exercise of options granted to Mr. Seese which are currently exercisable.
(6) Includes 270,597 shares of Common Stock held by Millerworks, Limited Partnership, a Nevada limited partnership ("Miller Partnership"). Millerworks, Inc., a Nevada corporation wholly-owned by Dr. Miller, is the general partner of Miller Partnership. Dr. Miller along with is wife hold partnership interests in Miller Partnership. Also includes 61,120 shares of Common Stock issuable upon the exercise of options granted to Dr. Miller which are currently exercisable.
(7) Includes 34,700 shares of Common Stock issuable upon the exercise of options granted to Mr. Olarsch which are currently exercisable.
(8) Includes 39,700 shares of Common Stock issuable upon the exercise of options granted to Mr. Petty which are currently exercisable.
(9) Consists of 14,000 shares of Common Stock issuable upon the exercise of options granted to Dr. Burstein which are currently exercisable.
(10) Includes (i) 32,000 shares of Common Stock issuable upon the exercise of options granted to Dr. Kearney which are currently exercisable and (ii) 1,262 shares of Common Stock held by Dr. Kearney's spouse.
(11) Consists of 7,700 shares of Common Stock issuable upon the exercise of options granted to Mr. Metts which are currently exercisable.
(12) Includes (i) 356,994 shares of Common Stock issuable upon the exercise of options which are currently exercisable.

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall be six, which number may be increased or decreased only by amendment to the Bylaws duly adopted by the Board of Directors. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 2002 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

         The Company has nominated each of William Petty, M.D., Timothy J. Seese, Gary J. Miller, Ph.D., Albert Burstein, Ph.D., R. Wynn Kearney, Jr., M.D., and Paul Metts (the "Nominees") to be elected as a director at the Annual Meeting; each of whom now serves as a director of the Company. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.


                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

                      Name                        Age                           Position
------------------------------------------------ ----- ----------------------------------------------------------
William Petty, M.D..............................   58   Chairman of the Board and Chief Executive Officer
Timothy J. Seese................................   54   President, Chief Operating Officer and Director
Gary J. Miller, Ph.D............................   53   Executive Vice President, Research and Development and
                                                            Director
David W. Petty..................................   34   Executive Vice President, Marketing
Marc J. Olarsch.................................   39   Vice President, Sales
Joel C. Phillips................................   33   Chief Financial Officer
Betty Petty.....................................   58   Vice President, Administration and Human Resources
Albert Burstein, Ph.D...........................   63   Director
R. Wynn Kearney, Jr., M.D.......................   57   Director
Paul E. Metts...................................   57   Director

         William Petty, M.D. was a founder and has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Dr. Petty was a Professor at the University of Florida College of Medicine from July 1975 to September 1998. Dr. Petty also served as Chairman of the Department of Orthopaedic Surgery at the University of Florida College of Medicine from July 1981 to January 1996. Dr. Petty has also served as a member of the Hospital Board of Shands Hospital, Gainesville, Florida, as an examiner for the American Board of Orthopaedic Surgery, as a member of the Orthopaedic Residency Review Committee of the American Medical Association, on the Editorial Board of the Journal of Bone and Joint Surgery, and on the Executive Board of the American Academy of Orthopaedic Surgeons. He holds the Kappa Delta Award for Outstanding Research from the American Academy of Orthopaedic Surgeons. His book, Total Joint Replacement, was published in 1991. Dr. Petty received his B.S., M.S., and M.D. from the University of Arkansas. He completed his residency in Orthopaedic Surgery at the Mayo Clinic in Rochester, Minnesota. Dr. Petty continues a limited practice in the field of total joint arthroplasty.

         Timothy J. Seese has been President and Chief Operating Officer of the Company since March 1991 and a director since April 1991. From October 1987 to December 1990, Mr. Seese served as President and Chief Executive Officer of Meritech, Inc., a development stage company involved with infection control products. From

December 1986 to October 1987, he served as President of the Critical Care Monitoring Division of Becton Dickinson and Company, a manufacturer and marketer of medical devices, upon the acquisition of Deseret Medical, Inc. by Becton Dickinson and Company. From January 1983 to December 1986, he served as Business Unit Director and Director, Marketing and Sales for the Critical Care Business of Deseret Medical, Inc. Division of Warner Lambert, a medical device, pharmaceutical and consumer products company. He received his B.S. in Metallurgical Engineering from the University of Cincinnati and his M.B.A. from Harvard University.

         Gary J. Miller, Ph.D. was a founder and has been the Executive Vice President, Research and Development of the Company since April 2000. Dr. Miller was Vice President, Research and Development from October 1986 until April 2000, and has been a director since March 1989. Dr. Miller was Associate Professor of Orthopaedic Surgery and Director of Research and Biomechanics at the University of Florida College of Medicine from July 1986 until August 1996. Dr. Miller received his B.S. from the University of Florida, his M.S. (Biomechanics) from Massachusetts Institute of Technology, and his Ph.D. in Mechanical Engineering (Biomechanics) from the University of Florida. He has held an Adjunct Associate Professorship in the College of Veterinary Medicine's Small Animal Surgical Sciences Division since 1982 and was appointed as an Adjunct Associate Professor in the Department of Aerospace, Mechanics and Engineering Sciences in 1995. He was a consultant to the United States Food and Drug Administration from 1989 to 1992 and has served as a consultant to such companies as Johnson & Johnson Orthopaedics, Dow-Corning Wright and Orthogenesis.

         David W. Petty has been Executive Vice President, Sales and Marketing of the Company since April 2000. Mr. Petty was Vice President, Marketing of the Company from April 1993 until April 1999. He has been employed by the Company in successive capacities in the area of Operations and Sales and Marketing for the past approximately ten years, including as Vice President, Operations from April 1991 until April 1993. Mr. Petty received his B.A. from the University of Virginia in 1988. Mr. Petty is the son of Dr. and Ms. Petty.

         Marc J. Olarsch has been Vice President, Sales since July 1993. From 1984 to July 1993, he was employed by Carapace, the United States subsidiary of Lohmann GmbH & Co., KB, Neuwied, Germany, a manufacturer of orthopaedic casting material, surgical wound dressings and bandages. During his tenure with Carapace, he held the positions of Regional Sales Manager and National Sales Manager. He has extensive experience with group purchasing organizations, independent manufacturers' representatives, as well as company-employed territory managers and sales representatives.

         Joel C. Phillips, CPA has been Chief Financial Officer of the Company since July 1998 and Treasurer since March 1996. Mr. Phillips was Manager, Accounting and Management Information Systems from April 1993 to June 1998. From January 1991 to April 1993, Mr. Phillips was employed by Arthur Andersen. Mr. Phillips received a B.S. and a Masters in Accounting from the University of Florida and is a certified public accountant.

         Betty Petty was a founder and has been Secretary of the Company since its inception and has been the Vice President of Administration and Human Resources of the Company since April 2000. Ms. Petty served as Treasurer and a director from the inception of the Company until March 1996. Ms. Petty is responsible for the development of all of the Company's literature, advertising and corporate events for the Company. Ms. Petty received her B.A. from the University of Arkansas at Little Rock and her M.A. in English from Vanderbilt University. Ms. Petty is the wife of Dr. Petty.

         Albert Burstein, Ph.D. has been a director of the Company since March 1996. From 1976 to 1996, Dr. Burstein was Senior Scientist, Department of Research and Associate Attending Orthopaedic Surgeon (Biomechanical Engineering) at the Hospital for Special Surgery, New York, New York and Adjunct Associate Professor of Mechanical Engineering at the Sibley School of Mechanical and Aerospace Engineering, Cornell University, Ithaca, New York. In addition, he was Professor of Applied Biomechanics (in surgery) at Cornell University Medical College, New York, New York from 1978 through 1996. From 1976 until 1992, he served as Director, Department of Biomechanics, Research Division, at the Hospital for Special Surgery. Since 1980, he has served as Deputy Editor for Research for The Journal of Bone and Joint Surgery. Dr. Burstein is an author of six textbooks on Orthopaedic Biomechanics. He holds the Shands Award of the Orthopaedic Research Society for outstanding career contributions to orthopaedic research and is a Past President of the American Society of Biomechanics. Dr. Burstein holds thirteen patents for orthopaedic devices.

         R. Wynn Kearney, Jr., M.D. has been a director of the Company since September 1989. He is the senior partner of the Orthopaedic and Fracture Clinic, P.A. a medical group with locations in southern Minnesota. He has been a member of the group since 1972. He received his B.S. degree and M.D. degree through the Honors Program of Northwestern University Medical School in Chicago. He completed an orthopaedic surgery post-graduate residency at the Mayo Clinic in Rochester, Minnesota and was a member of the team that implanted the first total knee replacement in the United States in 1970. He is also an Assistant Clinical Professor of the University of Minnesota Medical School. Dr. Kearney has served as President of the Minnesota Orthopaedic Society, the Southern Minnesota Medical Association and the Orthopaedic Practice Society. He recently completed a term as President of the Foundation Board of Minnesota State University, Mankato. Dr. Kearney is a member of the board of directors of Hickory Tech Corporation and is a minority owner of the Minnesota Timberwolves NBA basketball team.

         Paul Metts, CPA has been a director of the Company since April 1998. Mr. Metts was the Chief Executive Officer of Shands HealthCare at the University of Florida from 1987 to 1997. Shands HealthCare is a 2000-bed, nine-hospital system with approximately 12,000 employees. Mr. Metts has served as a board member of many local civic and business organizations including Barnett Bank, the University of Florida Foundation and University Medical Center in Jacksonville. Mr. Metts has also chaired or served as a member on state and national industry organizations such as the Florida Institute of CPAs Healthcare Industry Committee, the Florida Hospital Association Board, the Association of Voluntary Hospitals of Florida Board, the University HealthSystem Consortium Board, and several committees for the Association of American Medical Colleges. Mr. Metts, a Certified Public Accountant, received his undergraduate degree in Accounting from the University of South Florida and his Masters Degree in Health Care Administration from the University of Minnesota.

Election of Executive Officers and Directors

         The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

Committees and Meetings of the Board of Directors

         During the fiscal year ended December 31, 2000, the Company's Board of Directors held three meetings, and took action three additional times by unanimous written consent. Each director of the Company attended at least 100% of the aggregate of (i) the number of the meetings of the Board which were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period that such person served on such committee.

         The Company has two committees: the Audit Committee and the Compensation and Stock Option and Incentive Plan Committee (the "Compensation Committee"). The Company does not have a nominating committee.

         The Audit Committee is currently composed of R. Wynn Kearney, Jr., Albert Burstein and Paul Metts. Paul Metts serves as Chairman of the Committtee. The Audit Committee's functions include recommending to the Board of Directors the engagement of independent auditors to audit the financial statements of the Company and reviewing the accounting and auditing principles of the Company. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee met three times during the year ended December 31, 2000.

         The Compensation Committee is currently comprised of Paul Metts, R. Wynn Kearney, Jr. and Albert Burstein. The Compensation Committee's functions consist of administering the Company's Employee Stock Option and Incentive Plan (the "Stock Option Plan"), recommending and approving grants of stock options under the Stock Option Plan, and recommending, reviewing and approving the salary and fringe benefits policies of the Company, including compensation of executive officers of the Company. The Compensation Committee met one time during the year ended December 31, 2000.

Additional Information Concerning Directors

         The Company reimburses all directors for their expenses in connection with their activities as directors of the Company.

         Non-employee directors are eligible to receive options under the Company's Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock upon a person's election as a director of the Company. The Directors Plan formerly provided for the automatic grant of an option to purchase 3,000 shares of Common Stock upon such persons reelection as a director of the Company. On February 25, 2000, the Company's Board of Directors adopted an amendment to the Directors Plan to remove the provision for automatic grants upon such person's reelection. Beginning in 2000, the Company compensates each non-employee Director up to $10,000 annually for service based on attendance at Board of Directors meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports are required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been timely filed.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following compensation table sets forth, for the fiscal years ended December 31, 1998, 1999 and 2000, the cash and certain other compensation paid or accrued by the Company to the Company's Chief Executive Officer, and each of the Company's other four most highly compensated executive officers whose total 2000 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). Two other executive officers had an annual salary and bonus in excess of $100,000 during 2000.

                                                                                          Long-Term
                                                                                        Compensation
                                                      Annual Compensation                  Awards
                                         --------------------------------------------- --------------
                                                                         Other Annual                    All Other
           Name and                                                      Compensation   Options/SARS   Compensation
      Principal Position          Year     Salary ($)        Bonus            ($)            (#)            ($)
------------------------------- -------- ------------- ------------- ----------------- -------------- --------------
William Petty                     2000     $ 199,240      $  9,168      $111,497(1)       53,500(2)     $ 6,220(6)
  Chairman of the Board and       1999     $ 160,884      $ 23,253      $ 90,931(1)       16,200(2)     $ 4,125(6)
   Chief Executive Officer        1998       143,538      $ 17,283      $ 71,410(1)           --        $ 1,029(6)


Timothy J. Seese                  2000     $ 181,548      $  8,352      $     --(5)        3,500(3)     $ 5,666(6)
  President and Chief             1999     $ 160,884      $ 23,253      $     --(5)        3,700(4)     $ 4,125(6)
   Operating Officer              1998     $ 152,155      $ 17,283      $     --(5)           --        $ 1,093(6)

Gary J. Miller - Executive        2000     $ 146,962      $  6,762      $112,157(1)        3,500(3)     $ 4,588(6)
   Vice President Research        1999     $ 117,366      $ 16,898      $ 91,418(1)        8,580(4)     $ 3,010(6)
   and Development                1998     $ 107,097      $ 12,308      $ 73,102(1)           --        $   718(6)

Marc J. Olarsch                   2000     $ 143,203      $  6,589      $     --(5)        3,500(3)     $ 4,470(6)
    Vice President, Sales         1999     $ 114,962      $ 16,616      $     --(5)        7,056(4)     $ 2,948(6)
                                  1998     $ 108,726      $ 14,744      $     --(5)           --        $   778(6)

David W. Petty - Executive        2000     $ 146,742      $  6,752      $     --(5)        3,500(3)     $ 4,581(6)
   Vice President, Marketing      1999     $ 110,239      $ 16,616      $     --(5)        8,580(4)     $ 2,944(6)
                                  1998     $ 106,725      $ 12,123      $     --(5)           --        $   767(6)

-----------------------------

(1) Consists of royalties paid pursuant to consulting agreements between the Company and each of Drs. Petty and Miller which were superseded by their employment agreements which provide for the continuation of such royalties. See "Certain Transactions."

(2) Represents options granted under the Company's Employee Stock Option and Incentive Plan of 3,500 on February 4, 2000 at an exercise price of $12.81 per share, the market value of the Common Stock on that date and 50,000 shares on December 11, 2000 at an exercise price of $18.81 per share, the market value of the Common Stock on that date.

(3) Represents options granted under the Company's Employee Stock Option and Incentive Plan on February 4, 2000 at an exercise price of $12.81 per share, the market value of the Common Stock on that date.

(4) Represents options granted under the Company's Employee Stock Option and Incentive Plan on April 22, 1999 at an exercise price of $10.62 per share, the market value of the Common Stock on that date.

(5) The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total annual salary and bonus of such officer.

(6) Represents matching contributions made by the Company under its 401(k) plan.

Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning grants of stock options or SARs made during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                                 Individual Grants
                             ----------------------------------------------------------
                                               Percent of                                  Potential Realizable Value at
                                Number of        Total                                     Assumed Annual Rates of Stock
                                Securities    Options/SARs                               Price Appreciation for Option Term
                                Underlying     Granted to                               ------------------------------------
                              Options/SARs    Employees in     Exercise     Expiration
           Name                Granted (#)     Fiscal Year   Price ($/Sh)     Date            5%($)           10%($)
---------------------------- --------------- -------------- -------------- ------------ --------------- --------------------
   William Petty                    3,500         49.0%        $12.81         2/4/10         $12,387         $27,372
                                   50,000                      $18.81        12/11/10       $259,845        $574,180
   Timothy J. Seese                 3,500          3.2%        $12.81         2/4/10         $12,387         $27,372
   Gary J. Miller                   3,500          3.2%        $12.81         2/4/10         $12,387         $27,372
   Marc J. Olarsch                  3,500          3.2%        $12.81         2/4/10         $12,387         $27,372
   David W. Petty                   3,500          3.2%        $12.81         2/4/10         $12,387         $27,372


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

         The following table sets forth certain information concerning (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2000 and (ii) unexercised stock options held by the Named Executive Officers as of December 31, 2000. No stock appreciation rights were granted or are outstanding.

                                                                Number of Unexercised         Value of Unexercised
                                                                   Options Held at           In-the-Money Options at
                                   Shares                         December 31, 2000           December 31, 2000(1)
                                Acquired on       Value     ----------------------------- -----------------------------
             Name                 Exercise     Realized(2)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------ ------------- -------------- ------------- --------------- ------------- ---------------
William Petty................       5,000       $ 56,938        42,260         72,440     $ 469,541      $ 310,946
Timothy J. Seese.............       5,970         82,670        53,150         16,200       647,540        192,806
Marc J. Olarsch..............          --             --        34,700             --       410,620             --
David W. Petty...............          --             --        39,700             --       492,895             --
Gary J. Miller...............          --             --        61,120          8,580       783,125         84,770

--------------------

(1) The closing sale price of the Common Stock on December 31, 2000 as reported by Nasdaq was $20.50 per share. Value is calculated by multiplying (a) the difference between $20.50 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

(2) Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option and the number of shares of Common Stock acquired upon exercise of the option.


Employment Agreements

         In May 1996, the Company entered into five-year employment agreements with each of William Petty, Timothy J. Seese and Gary J. Miller, which provide for initial annual base salaries of $38,000, $137,415 and $66,000, respectively, and, in the case of Timothy J. Seese, an annual bonus of $11,451. The employment agreements with Dr. Petty and Dr. Miller provide for the termination of their consulting agreements with the

Company and the continuation by the Company of the royalty payments required under such consulting agreements. Pursuant to the terms of their employment agreements, Dr. Petty and Dr. Miller are not required to devote their full business time to the affairs of the Company. If any of these executives is terminated for cause, as defined in his employment agreement, the executive is not entitled to receive severance pay. If the executive is terminated without cause, he is entitled to receive his then current salary for the remaining term of the employment agreement. The employment agreements contain a provision that the executive will not compete or engage in a business competitive with the current business of the Company for the term of the agreement and for one year thereafter if the executive is terminated for cause or the executive terminates his employment. In addition, pursuant to the employment agreements, each executive agreed not to disclose confidential information of the Company during the term of his employment or thereafter and agreed that all work, research and results thereof, including inventions, processes or formulas conceived or developed by the executive during the term of employment which are related to the business, research and development work, or field of operation of the Company is the property of the Company, other than in the case of Drs. Petty and Miller to the extent that such rights belong to the University of Florida by virtue of their relationship with such University.

401(k) Plan

         Effective January 1, 1996, the Company implemented a 401(k) pension plan. The Company currently intends to match employee contributions at the rate of $1.00 for each dollar of employee contributions up to 3% of the employee's salary subject to the availability of funds. The Company is not required to match employee contributions in the future. The plan is administered by and offers the funds of a national mutual fund company.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of the Company. Timothy
J. Seese, President of the Company, was a member of such committee though April 13, 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is generally responsible for determining the compensation of the Company's executive officers. The Compensation Committee is comprised of three outside directors, Paul Metts, R. Wynn Kearney, Jr. and Albert Burstein.

         The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to (i) attract and retain key executives critical to the Company's long-term success, (ii) reward an individual's contribution and personal performance and (iii) align the interests of the Company's executives with the Company's shareholders. The two components of the Company's executive compensation program are base salary and stock options.

         William Petty, the Company's Chairman of the Board and Chief Executive Officer, Timothy J. Seese and Gary J. Miller, the Company's Vice President of Research and Development, receive compensation pursuant to employment agreements which have been approved by the Company's Board of Directors. See "Employment Agreements." The Compensation Committee may also grant discretionary salary increases and bonuses to Dr. Petty, Mr. Seese and Dr. Miller.

         In determining the 2000 base salary of the Company's executive officers, the Compensation Committee took into account a number of factors, including the executive's position and responsibilities, compensation levels at other companies generally and the Company's performance. Increases in base salary are based primarily on individual performances as well as competitive conditions and Company performance.

         During 1998, the Company implemented a profit sharing plan for all employees under which it distributes a portion of earnings after the Company's financial targets are achieved.

         The Company believes that stock options are an important long-term incentive to its executive officers to remain with the Company and to improve performance. The Company maintains the Employee Stock Option and

Incentive Plan which is designed to attract and retain executive officers and other employees of the Company and to reward them for delivering long-term value to the Company. Stock options permit executive officers to share, to a certain extent, in the shareholders' return on equity.

         The Company's Employee Stock Option and Incentive Plan provides for the granting of both "incentive stock options" (as defined in Section 422A of the Internal Revenue Code) and non-statutory stock options. Options may be granted under the Employee Stock Option and Incentive Plan at such prices as the Committee may determine, provided that the per share exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant. Options typically vest in staggered amounts over a period of five years. In determining grants of stock options, the Compensation Committee considers a number of factors, including the employee's position, responsibilities and performance, the number of outstanding options held by the employee and competitive practices of other companies generally.

                                   Paul Metts

                              R. Wynn Kearney, Jr.

                                 Albert Burstein


                             AUDIT COMMITTEE REPORT

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that each member of the Committee other than Albert Burstein, are "independent", as required by applicable listing standards of the NASDAQ National Market. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors on April 13, 2000 (the "Charter"), a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

         In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, currently in effect, and has discussed with the auditors the auditors' independence.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and should not be considered experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

         Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                   Paul Metts

                              R. Wynn Kearney, Jr.

                                 Albert Burstein

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock since May 30, 1996, the date the Common Stock began trading on the Nasdaq National Market, with (i) the Nasdaq Stock Market index prepared by the Center for Research in Security Prices ("CRSP"), and (ii) CRSP's index for companies with similar Standard Industry Codes ("SIC") as the Company


                                [GRAPHIC OMITTED]


  ============================================================================
                                                 5/30/96          12/31/00
  ----------------------------------------------------------------------------
     Exactech, Inc.                               100.0            215.8
  ----------------------------------------------------------------------------
     Nasdaq Stock Index                           100.0            202.1
  ----------------------------------------------------------------------------
     Nasdaq Stock SIC Index                       100.0            140.1
  ----------------------------------------------------------------------------
     Notes:
     A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous tracking day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 5/30/96.
  ============================================================================

                              CERTAIN TRANSACTIONS

Consulting Agreements with Principals of the Company

         The Company had entered into seven-year consulting agreements with each of William Petty, M.D., the Chairman of the Board, Chief Executive Officer and a principal shareholder of the Company, and Gary J. Miller, Ph.D., a Vice President, director and principal shareholder of the Company, pursuant to which Drs. Petty and Miller agreed to provide consulting services to the Company in connection with the design of knee implantation systems and associated instrumentation to be utilized by the Company. The consulting agreements were terminated pursuant to the employment agreements entered into in May 1996 by the Company and each of Drs. Petty and Miller. The employment agreements provide for the continuation by the Company of the royalty payments required under such consulting agreements. As compensation for the consulting services provided to the Company by Drs. Petty and Miller, during the term of the agreements, Drs. Petty and Miller were each entitled to receive royalties equal to one-half of one percent of the Company's net sales of implanted knee prostheses in the United States and one-quarter of one percent of the Company's sales of such products outside of the United States. For the year ended December 31, 2000, the Company paid Drs. Petty and Miller royalties of $111,497 and $112,157, respectively. The Company believes that the terms of the consulting agreements were no less favorable to the Company than those available from unaffiliated third parties.

Purchase Arrangement with Brighton Partners

         The Company has entered into a purchase agreement with Brighton Partners, Inc. ("Brighton Partners"), to purchase raw materials used in the ongoing production of its products. In 1998, the agreement required the purchase of tooling dies in the amount of $159,000. An additional agreement signed in 1999 included the purchase of tooling dies in the amount of $91,250 and provided for special purchasing terms for the Company. In addition, the agreement called for the purchase of testing equipment for approximately $278,000, as well as licensing of certain technology for $187,500. Purchases associated with these agreements totaled $849,035 in 2000. Brighton Partners is deemed to be 30% beneficially owned by Albert H. Burstein, Ph.D., a director of the Company. Additionally, Timothy J. Seese, the President, Chief Operating Officer and a director of the Company, beneficially owns 10% of Brighton Partners. William Petty, Chairman of the Board and Chief Executive Officer of the Company, and Betty B. Petty, Secretary of the Company, jointly own 8 1/3% of Brighton Partners. Gary J. Miller, Vice President and a director of the Company, beneficially owns 5% of Brighton Partners. Other directors and executive officers of the Company own less than 5% of Brighton Partners, Inc.

Consulting Agreement with Albert Burstein, Ph.D.

         The Company has also entered into a consulting agreement with director Albert Burstein, Ph.D, a director of the Company. The agreement provides for the rendering of Dr. Burstein's services with respect to many facets of the orthopaedic industry, including product design rationale, manufacturing and development techniques and product sales and marketing. During the year ended December 31, 2000, the Company paid Dr. Burstein $135,000 as compensation under the consulting agreement.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has recommended the firm of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year. Although the appointment of Deloitte & Touche LLP as the independent auditor of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an independent auditor, and the Board of Directors may change the Company's auditor at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of Deloitte & Touche LLP.

         If the shareholders do not ratify the selection of Deloitte & Touche LLP by the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, the selection of another independent auditor will be considered by the Board of Directors.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements in the Company's quarterly reports on Form 10-Q for that fiscal year were $62,610. The Company paid Deloitte & Touche LLP $11,405 for tax services.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the Company's 2002 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its executive offices by November 9, 2001 for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any Shareholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be delivered to the Company no later than February 4, 2002, or such proposal will be considered untimely. If a shareholder proposal is received after February 4, 2002, the Company may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2002 Annual Meeting of Shareholders.

                                            By Order Of The Board of Directors



                                            BETTY PETTY
                                            Secretary


Gainesville, Florida
March 20, 2001

                                   Appendix A

                                 Exactech, Inc.
                             Audit Committee Charter

Role and Independence

         The Audit Committee's role flows directly from the Board's oversight responsibility. A key element of board oversight is working with management to achieve corporate legal and ethical compliance. Such oversight includes ensuring that quality accounting policies, internal controls, and independent and objective outside auditors are in place to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the board, to public markets, and to shareholders. This oversight function is typically delegated by the full board to the audit committee, pursuant to the board's general ability under state law to delegate certain of its duties to committees.

         The scope of Exactech's Audit Committee responsibilities, and how it carries out those responsibilities, including structure, process, and membership requirements are intended to be in accord with the proposed rule change amending The Nasdaq Stock Market, Inc. audit committee requirements, which was approved by the Securities and Exchange Commission on December 14, 1999.

Scope and Membership

         The Audit Committee of Exactech's Board of Directors assists the Board in fulfilling its oversight responsibility for legal and ethical compliance regarding disclosure to public markets and shareholders. The Committee also provides oversight regarding the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board.

         The membership of the Committee shall consist of a minimum of three members and the Committee shall be comprised of independent directors only. Each member shall be free of any relationship that would interfere with his or her individual exercise of independent judgment. All director members must understand fundamental financial statements and be generally knowledgeable in auditing matters. One director must have requisite professional certification in finance or accounting or comparable financial management expertise, including a current or past position as a chief executive or financial officer.

         The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors, and management of the corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

Responsibilities

         The Committee will make a recommendation to the Board for the selection and retention of an independent accounting firm to audit the financial statements of the corporation. In so doing, the Committee will discuss and consider the auditors written affirmation that the auditor is in fact independent and will discuss the nature and rigor of the audit process. The Committee will also receive and review all reports, and will provide to the independent accountant full access to the Committee (and the Board) to report on all appropriate matters.

         The Committee will provide guidance and oversight to the internal audit function of the corporation including review of the organization, plans and results of such activity.

         The Committee will review the financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

         The Committee will discuss with management and the auditors, the quality and adequacy of the company's internal controls.

         The Committee will discuss with management, the status of pending litigation, taxation matters and other areas of oversight related to the legal and compliance area as may be appropriate.

         The Committee will report on Audit Committee activities to the full board and issue annually a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

                                 EXACTECH, INC.
                              2320 N.W. 66th Court
                           Gainesville, Florida 32653

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned hereby appoints William Petty and Timothy J. Seese, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock, $.01 par value per share, of Exactech, Inc., a Florida corporation (the "Company"), that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company, to be held on Friday, April 20, 2001, at 9:00 a.m., local time, at the Company's headquarters, 2320 N.W. 66th Court, Gainesville, Florida, and at any adjournment(s) or postponement(s) thereof.

Proposal 1.    Election of William Petty, Timothy J. Seese, Gary J. Miller,
               Albert Burstein, R. Wynn Kearney, Jr., and Paul Metts, as directors of the Company.

               [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).


                           -----------------------------------------------------

               [ ]         VOTE WITHHELD from all nominees.

Proposal 2.    To ratify the selection of Deloitte & Touche LLP to serve as the
               Company's independent auditors for the fiscal year ending
               December 31, 2001.

               [ ]         FOR

               [ ]         AGAINST

               [ ]         ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                               (see reverse side)

                           (continued from other side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSAL (2) ABOVE.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 2000 Annual Report.

                                        Dated:____________________________, 2001


                                        ________________________________________
                                                        (Signature)


                                        ________________________________________
                                               (Signature if held jointly)


                                        IMPORTANT: Please sign exactly as your
                                        name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN AND DATE THIS PROXY
                                        CARD AND PROMPTLY RETURN IT IN THE
                                        ENVELOPE PROVIDED. NO POSTAGE NECESSARY
                                        IF MAILED IN THE UNITED STATES.

                                       2